Exhibit 99.1
TerraForm Global Initiates Process to Explore Strategic Alternatives

Company Working Collaboratively With SunEdison
Seeks to Resolve Intercompany Claims Consensually

BETHESDA, Md., September 19, 2016 (GLOBENEWSWIRE) -- TerraForm Global, Inc. (Nasdaq: GLBL) (“TerraForm Global” or the “Company”), a global owner and operator of clean energy power plants, today announced that, at the recommendation of its Corporate Governance and Conflicts Committee, its Board of Directors has initiated a process to explore and evaluate potential strategic alternatives to maximize stockholder value, including a merger or sale of its entire business.

“Our Board and management team have been working to preserve and protect stockholder value and, after careful review, we have decided that exploring all possible alternatives to maximize that value is in the best interests of all our stockholders,” said Peter Blackmore, Interim Chief Executive Officer. “With a diverse portfolio of assets and record of strong operating performance, TerraForm Global offers a unique opportunity for a broad range of potential acquirers and investors.”

“We are actively exploring the potential sale of all of TerraForm Global’s equity interests, as well as alternative structures,” continued Blackmore. “We are open to considering a transaction involving a new sponsor that would contribute to the stabilization and future growth of the Company’s very attractive platform of generation assets in a way that benefits TerraForm Global stockholders, including through negotiation of new sponsorship arrangements or through assumption of SunEdison’s existing sponsorship agreements. TerraForm Global also is taking appropriate steps to operate as an independent company without a new sponsor, if that should become necessary in the short or long term. Our benchmark for decisions will be the best interests of TerraForm Global stockholders.”

TerraForm Global has entered into confidentiality arrangements with SunEdison, Inc. and representatives for certain of its stakeholders to allow TerraForm Global to share confidential information about strategic alternatives and other matters. Certain strategic alternatives for TerraForm Global may require stockholder approval. Since SunEdison is operating under Chapter 11 bankruptcy protection, many decisions made by SunEdison - such as how to vote its shares in TerraForm Global to approve a merger or sale of substantially all of TerraForm Global’s assets - may require the approval of the U.S. Bankruptcy Court for the Southern District of New York. According to Blackmore, “We have been working closely with SunEdison on disposition alternatives so far and regard a collaborative exploration of strategic alternatives to be in the best interests of TerraForm Global, its public stockholders and SunEdison given the collective alignment of interests in maximizing stockholder value.”

TerraForm Global also has notified SunEdison that its Corporate Governance and Conflicts Committee is prepared to enter into discussions with SunEdison and/or its stakeholders to settle intercompany claims and defenses between TerraForm Global and SunEdison on a schedule that is consistent with the pursuit of strategic alternatives by TerraForm Global.

“We believe it is in the best interests of TerraForm Global and SunEdison for there to be a prompt settlement of all intercompany claims and defenses to facilitate the strategic review process," said Jack Stark, Chairman of the Corporate Governance and Conflicts Committee. “We are committed to negotiate actively with SunEdison to resolve intercompany matters consensually on arm's-length terms as soon as possible, although we stand ready to enforce our rights in litigation if necessary."

TerraForm Global noted that its publicly traded sister company, TerraForm Power, Inc. (Nasdaq: TERP), has announced that it is undertaking a similar review of strategic alternatives.

TerraForm Global has engaged Centerview Partners, Greentech Capital Advisors and AlixPartners as financial advisors and Sullivan & Cromwell LLP as its legal advisor.

About TerraForm Global

TerraForm Global is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Global creates value for its investors by owning and operating clean energy power plants in high-growth emerging markets. For more information about TerraForm Global, please visit: www.terraformglobal.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases.

They include, without limitation, statements relating to the potential sale of all of the Company’s equity interests; the possibility of a transaction involving a new sponsor, new sponsorship arrangements or the assumption of SunEdison’s existing sponsorship arrangements; the stabilization and future growth of the Company; the operation of TerraForm Global as an independent company; approval of any transaction by the Company’s stockholders, SunEdison or the U.S. Bankruptcy Court for the Southern District of New York; and the settlement of intercompany claims and defenses. These forward-looking statements are based on current expectations as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: whether the sale of the Company’s equity interests or an alternative transaction occurs; the ability to identify a suitable counterparty for a transaction; the terms of any such transaction, including whether any such transaction involves a new sponsorship arrangement or the assumption of SunEdison’s existing sponsorship arrangement; the amount of time a transaction may take; the approval of a transaction by any necessary parties; whether the Company and SunEdison and/or its stakeholders are able to reach an acceptable settlement of any intercompany claims and defenses and the terms of any such settlement; as well as additional factors we have described in other filings with the Securities and Exchange Commission.

The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by us with the Securities and Exchange Commission. The

Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts:

Investors:

Brett Prior
TerraForm Global
bprior@terraform.com
(650) 889-8628

Media:

Meaghan Repko / Michael Freitag / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449